Exhibit 24.1

LINCOLN ELECTRIC HOLDINGS, INC.

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Lincoln Electric Holdings, Inc., an Ohio corporation (the “Registrant”), hereby constitutes and appoints Christopher L. Mapes, Gabriel Bruno and Jennifer I. Ansberry, or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statements”) with respect to the registration under the Securities Act of 1933, as amended, of common stock, without par value, of the Registrant deliverable in connection with Lincoln Electric Holdings, Inc.’s 2023 Equity and Incentive Compensation Plan and/or Lincoln Electric Holdings, Inc.’s 2023 Stock Plan for Non-Employee Directors, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statements and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statements, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 19th day of April 2023:

/s/ Christopher L. Mapes Christopher L. Mapes President and Chief Executive Officer and Chairman of the Board (principal executive officer)	/s/ Gabriel Bruno Gabriel Bruno Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)

/s/ Brian D. Chambers Brian D. Chambers Director	/s/ Curtis E. Espeland Curtis E. Espeland Director

/s/ Patrick P. Goris Patrick P. Goris Director	/s/ Michael F. Hilton Michael F. Hilton Director

/s/ Kathryn Jo Lincoln Kathryn Jo Lincoln Director	/s/ Phillip J. Mason Phillip J. Mason Director

/s/ Ben P. Patel Ben P. Patel Director	/s/ Hellene S. Runtagh Hellene S. Runtagh Director

/s/ Kellye L. Walker Kellye L. Walker Director